Texas State Board of Public Accountancy

{Seal}

1/8/2007

Lawrence Scharfman CPA

Lawrence Scharfman

9608 Honeybell Cir.

Boynton Beach, FL 33437

Permit ID: TP1832-01

Dear Lawrence Scharfman:

Your application for a temporary permit to practice in Texas has been approved for the period of December 14, 2006 through December 13, 2007.

Sincerely,

Texas State Board Of

Public Accountancy

/s/ William Treacy

Executive Director